EXHIBIT 10.2

AMENDMENT, WAIVER AND CONSENT AGREEMENT

This AMENDMENT, WAIVER AND CONSENT AGREEMENT (this “Agreement”), dated as of October 28, 2016, is entered into by and among Archie Bennett, Jr. and Monty J. Bennett (collectively, the “LP Transferors”); Remington Holdings GP, LLC, a Delaware limited liability company and the general partner of the Target (the “General Partner”) (each of the LP Transferors and the General Partner individually, a “Remington Holder” and collectively, the “Remington Holders”); MJB Investments, LP (“MJB Investments”); Mark A. Sharkey (“Sharkey”); Remington Holdings, LP, a Delaware limited partnership (the “Target”); Ashford, Inc., a Delaware corporation (the “Company”); Ashford Advisors, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Newco”); Remington Hospitality Management, Inc., a Delaware corporation and wholly owned subsidiary of Newco (“Newco Sub”); Ashford GP Holdings I, LLC, a Delaware limited liability company and wholly owned subsidiary of Newco (“GP Holdings I”); and Remington GP Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Newco Sub (“GP Holdings”).

WHEREAS, the Parties have entered into an Acquisition Agreement, dated as of September 17, 2015 (as amended, the “Acquisition Agreement”);

WHEREAS, Ashford Inc., a Delaware corporation (“Ashford Inc.”), desires to become domiciled in the State of Maryland (whether through reincorporation, merger or conversion, the “Reincorporation”);

WHEREAS, the Parties desire to consent to the Reincorporation, to waive any breach, right of termination, default or event of default arising under the Acquisition Agreement as a result of the Reincorporation and to amend the Acquisition Agreement to accommodate the Reincorporation; and

WHEREAS, pursuant to Section 11.08 of the Acquisition Agreement, (i) the Acquisition Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party and (ii) any waiver by any Party must be explicitly set forth in writing and signed by the Party so waiving in order to be effective.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              Definitions. Capitalized terms used but not defined in this Agreement have the respective meanings assigned to them in the Acquisition Agreement.

2.              Consent.  The Parties other than the Company hereby consent to the Reincorporation and, pursuant to Section 11.06 of the Acquisition Agreement, the assignment by operation of law of the Company’s rights and obligations under the Acquisition Agreement to its successor domiciled in the State of Maryland.

3.              Waiver. As of the date first written above (the “Effective Date”), the Parties other than the Company hereby irrevocably and forever waive any breach, right of termination, default or event of default arising under the Acquisition Agreement as a result of the Reincorporation to the extent such breach, termination right, default or event of default arises or would arise as a result of the Reincorporation.

4.              Amendment.  Pursuant to Section 11.08 of the Acquisition Agreement, in connection with and to accommodate the Reincorporation, the Acquisition Agreement is hereby amended as follows:

a.              The following definition is hereby added to the Acquisition Agreement:

“‘MGCL’ means the Maryland General Corporation Law.”

b.              Section 4.01 of the Acquisition Agreement is hereby amended and restated in its entirety as follows (words that are ~~struck through~~ are deleted and words that are double underlined are added):

“The Company is a corporation duly organized, validly existing and in good standing under the Laws of the ~~state of Delaware~~ State of Maryland and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry out its business as it is currently conducted.  The Company has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions.  The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where failure to be so licensed, qualified or in good standing would not have a Company Material Adverse Effect.  The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations under this Agreement and the other Transaction Documents and the consummation by the Company of the Transactions have been duly authorized by all requisite corporate action on the part of the Company, except for approval of the stockholders of the Company as required under the ~~DGCL~~ MGCL and the rules of the New York Stock Exchange.  This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  When the other Transaction Documents to which the Company is or will be a party have been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each of the other parties thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).”

c.               Section 4.06 of the Acquisition Agreement is hereby amended and restated in its entirety as follows (words that are ~~struck through~~ are deleted and words that are double underlined are added):

“Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement, ~~and~~ the consummation of the Transactions and the domiciliation of the Company in the State of Maryland from the State of Delaware, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred any Company Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.”

5.              Effect on Agreement.  Upon execution of this Agreement, each reference in the Acquisition Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each similar reference in any document related thereto, or executed in connection therewith, shall mean and be a reference to the Acquisition Agreement as amended by this Agreement, and the Acquisition Agreement and this Agreement shall be read together and construed as one single instrument.

6.              Miscellaneous. Except as expressly provided in this Agreement, all of the terms and provisions of the Acquisition Agreement are and will remain in full force and effect, and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the waiver contained herein will not be construed as a waiver of any other provision of the Acquisition Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other Party. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule or any other principle that could require the application of the laws of any other jurisdiction. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed to be effective as of the date first written above.

/s/ Archie Bennett, Jr.
Archie Bennett, Jr.

/s/ Monty J. Bennett
Monty J. Bennett

REMINGTON HOLDINGS, LP

By: REMINGTON HOLDINGS GP, LLC, its general partner

By:	/s/ Archie Bennett, Jr.
Name:	Archie Bennett, Jr.
Title:	Member

By:	/s/ Monty J. Bennett
Name:	Monty J. Bennett
Title:	Member

REMINGTON HOLDINGS GP, LLC

By:	/s/ Archie Bennett, Jr.
Name:	Archie Bennett, Jr.
Title:	Member

By:	/s/ Monty J. Bennett
Name:	Monty J. Bennett
Title:	Member

ASHFORD, INC.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer

ASHFORD ADVISORS, INC.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer

Signature Page to Amendment, Waiver and Consent

REMINGTON HOSPITALITY MANAGEMENT, INC.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Authorized Signatory

MJB INVESTMENTS, LP

By: MJB Investments GP, LLC, its general partner

By:	/s/ Monty J. Bennett
Name:	Monty J. Bennett
Title:	Sole Member

/s/ Mark A. Sharkey
Mark A. Sharkey

ASHFORD GP HOLDINGS I, LLC

By: Ashford Advisors, Inc., its sole member

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer

REMINGTON GP HOLDINGS, LLC

By: Remington Hospitality Management, Inc., its sole member

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer

Signature Page to Amendment, Waiver and Consent